UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
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CANWEST PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)
Christopher H. Hopkins, President & Chief Executive Officer
(Name of Person(s) Filing Proxy Statement)
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CANWEST PETROLEUM CORPORATION
205, 707 – 7th Avenue S.W.
Calgary, AB, Canada T2P 3H6
September 29, 2006
     To Our Shareholders:
     You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of CanWest Petroleum Corporation (the “Company”) to be held at The Metropolitan Conference Centre, 333 – 4th Avenue SW, Calgary, Alberta, Canada on Monday, October 30, 2006 at 3:00 p.m. Mountain Time.
     The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Shareholders also are entitled to vote on any other matters which properly come before the Meeting.
     Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.
     WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely,

T. Murray Wilson, Executive Chairman of the Board

Christopher H. Hopkins, President & Chief Executive Officer

CANWEST PETROLEUM CORPORATION
205, 707 – 7th Avenue S.W.
Calgary, AB, Canada T2P 3H6

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 30, 2006

September 29, 2006
     To the Shareholders of CanWest Petroleum Corporation:
     The Annual Meeting of Shareholders (the “Meeting”) of CanWest Petroleum Corporation, a Colorado corporation (the “Company”) will be held at The Metropolitan Conference Centre, 333 – 4th Avenue SW, Calgary, Alberta, Canada on Monday, October 30, 2006 at 3:00 p.m. Mountain Time, for the purpose of considering and voting upon proposals to:
1.	Adopt an amendment to the Company’s Articles of Incorporation changing the name of the Company to “Oilsands Quest Inc.”

2.	Elect six directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

3.	Adopt an amendment to the Company’s Articles of Incorporation and Bylaws providing for staggered terms for the Company’s directors.

4.	Adopt an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 250,000,000 shares to500,000,000.

5.	Adopt an amendment to the Company’s Articles of Incorporation and Bylaws requiring an affirmative vote of 66-2/3% of shares entitled to vote for certain merger, acquisition, sale or change in control transactions that the Board of Directors has not approved.

6.	Approve the Shareholders Rights Agreement previously adopted by the Board on March 9, 2006.

7.	Approve the Company’s 2006 Stock Option Plan (the “Plan”) and all amendments.

8.	Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

     The Board of Directors is not aware of any other business to come before the Meeting. Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on Monday, September 11, 2006 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.
     You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.
     EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

T. Murray Wilson, Executive Chairman of the Board

Christopher H. Hopkins, President & Chief Executive Officer

CanWest Petroleum Corporation
205, 707 – 7th Avenue S.W.
Calgary, AB, Canada T2P 3H6

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 30, 2006

September 29, 2006
To Our Shareholders:
     This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of CanWest Petroleum Corporation (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at The Metropolitan Conference Centre, 333 – 4th Avenue SW, Calgary, Alberta, Canada on Monday, October 30, 2006 at 3:00 p.m. Mountain Time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being mailed to shareholders beginning on or about September 29, 2006.
GENERAL INFORMATION
Solicitation
     The enclosed proxy is being solicited by the Company’s Board of Directors. The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors and officers of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares. The Board of Directors unanimously submits the proposals presented in this proxy statement.
Voting Rights and Votes Required
     Holders of shares of CanWest Petroleum Corporation common stock (the “Common Stock”) and the Series B Preferred Stock at the close of business on Monday, September 11, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. On the Record Date, ___shares of Common Stock were outstanding and one share of Series B Preferred Stock was outstanding. Holders of Common Stock are entitled to one vote per share.

The holder of the Series B Preferred Stock is entitled to 58,799,926 votes, which equals the number of Exchangeable Shares of Oilsands Quest Inc., the Company’s subsidiary, outstanding as of September 11, 2006. The total voting power combined for the holders of Common Stock and the Series B Preferred Stock is 58,799,926.
     The presence, in person or by proxy, of holders of one-third of the shares entitled to vote as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.
     As to the election of directors under Proposal Two, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.
     With respect to Proposals One, Three, Four, Six, and Seven, the affirmative vote of a majority of the votes cast at the respective proposals in person or by proxy is required to approve the proposals. As to these proposals, a shareholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal. These proposals shall be determined without regard to broker non-votes or proxies marked “ABSTAIN” as to each matter.
     As to Proposal Five, the affirmative vote of 66-2/3% of the shares entitled to vote is required to approve Proposal Five. This proposal shall be determined with regard to broker non-votes or proxies marked “ABSTAIN.”
     The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.
Voting and Revocability of Proxies
     Shares of Common Stock and Series B Preferred Stock represented by all properly executed proxies received at the Company’s transfer agent by Wednesday, October 25, 2006 will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock and Series B Preferred Stock represented by such proxy will be voted “FOR” the slate of directors described herein; and “FOR” each of proposals two through seven as described herein. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock and Series B Preferred Stock represented by such proxy are entitled to vote.

     The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of August 28, 2006, the number of shares of the Company’s Common Stock and Exchangeable Shares beneficially owned by each of the Company’s directors, the Company’s executive officers and each named executive officer, the number of shares of the Company’s Common Stock beneficially owned by each person who owned of record, or was known to own beneficially, more than 5%, and the number of shares of the Company’s Common Stock beneficially owned by all of the Company’s directors and named executive officers as a group:

			Percent of
Name and Address of Beneficial		Amount and Nature of	Common
Owner	Position	Beneficial Ownership(1)	Stock(1)
T. Murray Wilson	Executive Chairman
Suite 205, 707 — 7th Avenue S.W.,	of the Board
Calgary, Alberta CANADA T2P 3H6		2,091,800(2)	1.63%

Ronald Phillips
Suite 205, 707 — 7th Avenue S.W.,
Calgary, Alberta CANADA T2P 3H6	Director	1,948,000(3)	1.53%

Christopher H. Hopkins	Chief Executive
Suite 205, 707 — 7th Avenue S.W.,	Officer, President
Calgary, Alberta CANADA T2P 3H6	and Director	20,831,400(4)	14.15%

Karim Hirji
Suite 205, 707 — 7th Avenue S.W.,	Chief Financial
Calgary, Alberta CANADA T2P 3H6	Officer	5,400,500(5)	4.1%

Thomas Milne
Suite 205, 707 — 7th Avenue S.W.,
Calgary, Alberta CANADA T2P 3H6	Director	2,833,850(6)	2.19%

William Scott Thompson
Suite 205, 707 — 7th Avenue S.W.,
Calgary, Alberta CANADA T2P 3H6	Director	2,582,500(7)	2.01%

Gordon Tallman
Suite 205, 707 — 7th Avenue S.W.,
Calgary, Alberta CANADA T2P 3H6	Director	75,000(8)	*

Percent of
Name and Address of Beneficial		Amount and Nature of	Common
Owner	Position	Beneficial Ownership(1)	Stock(1)
Errin Kimball
Suite 205, 707 — 7th Avenue S.W.,	Vice President,
Calgary, Alberta CANADA T2P 3H6	Exploration	3,336,900(9)	2.57%

Patricia A. Beatch Suite 205, 707 — 7th Avenue S.W.,	Vice President, Corporate &
Calgary, Alberta CANADA T2P 3H6	Strategic
	Development	37,500(10)	*

Thornton Donaldson
206-475 Howe St.	Former President
Vancouver, B.C.	and Chief Executive
CANADA V6C 2B3	Officer	2,157,000(11)	1.69%

All directors, executive
officers and named executive
officers as a group
(10 persons)(12)	-	41,294,450	24.97%

*	Indicates less than one percent.

(1)	The amounts and percentages in these columns may include Exchangeable Shares and options to purchase Exchangeable Shares (discussed further below) that were issued by OQI in exchange for OQI common stock and stock options pursuant to that certain Reorganization Agreement dated June 9, 2006 (the transactions contemplated in the Reorganization Agreement were consummated on August 14, 2006). Each Exchangeable Share (or option) is convertible into one share of the Company’s common stock and the expiration date of each Exchangeable Share is August 14, 2013 (unless stock options to purchase Exchangeable Shares have an earlier expiration date). The information related to stock options to purchase Exchangeable Shares owned by each director, executive officer and each named executive officer, if any, is disclosed in the respective footnotes to the Amount and Nature of CanWest Beneficial Ownership.

(2)	Includes vested options to purchase 2,075,000 shares of Common Stock. This number does not include unvested options to purchase 2,525,000 shares of the Company’s common stock.

(3)	Includes: (i) vested options to purchase 525,000 shares of Common Stock; (ii) 600,000 shares of Common Stock owned by DKR Saturn Event Holding Fund, Ltd., of which Mr. Phillips is the manager; and (iii) options to acquire 823,000 Exchangeable Shares. This number does not include unvested options to purchase 175,000 shares of Common Stock.

(4)	Includes: (i) 20,533,850 Exchangeable Shares and options to acquire Exchangeable Shares acquired under the Reorganization Agreement; (ii) 75,000 vested options to acquire the Company’s common stock; (iii) 8,400 shares of the Company’s common stock owned by Mr. Hopkins’ spouse; and (iv) 205,750 Exchangeable Shares owned by Mr. Hopkins’ spouse. The number of shares beneficially owned by Mr. Hopkins does not include (i) unvested options to acquire 823,000 Exchangeable Shares; and (ii) unvested options to purchase 525,000 shares of the Company’s common stock

(5)	Includes: (i) 5,349,500 Exchangeable Shares and vested options to acquire Exchangeable Shares; and (ii) vested options to purchase 50,000 shares of the Company’s common stock. This number does not include (i) unvested options to acquire 823,000 Exchangeable Shares; and (ii) unvested options to purchase 350,000 shares of the Company’s common stock.

(6)	Includes: (i) 16,800 shares of the Company’s common stock owned by Mr. Milne’s affiliate Precise Details, Inc.; (ii) 35,000 shares of the Company’s common stock owned by Mr. Milne’s spouse; (iii) 2,469,000 Exchangeable Shares and options to acquire Exchangeable Shares acquired pursuant to the Reorganization Agreement; (iv) 288,050 Exchangeable Shares acquired by Mr. Milne’s spouse pursuant to the Reorganization Agreement; and (v) vested options to purchase 25,000 shares of the Company’s common stock. The number of shares beneficially owned by Mr. Milne does not include unvested options to purchase 175,000 shares of the Company’s common stock.

(7)	Includes: (i) 500,000 shares of the Company’s common stock held by the WLT Reification Trust for the Benefit of William Scott Thompson; (ii) vested options to acquire 2,057,500 Exchangeable Shares; and (iii) vested options to purchase 25,000 shares of the Company’s common stock. This number does not include unvested options to purchase 175,000 shares of the Company’s common stock.

(8)	Includes vested options to purchase 25,000 shares of the Company’s common stock. This number does not include unvested options to purchase 175,000 shares of the Company’s common stock.

(9)	Includes: (i) 3,292,000 Exchangeable Shares and options to acquire Exchangeable Shares acquired pursuant to the Reorganization Agreement; and (ii) vested options to purchase 37,500 shares of the Company’s common stock. The number of shares beneficially owned by Mr. Kimball does not include (i) unvested options to acquire 823,000 Exchangeable Shares; and (ii) unvested options to purchase 262,500 shares of the Company’s common stock.

(10)	Includes vested options to purchase 37,500 shares of the Company’s common stock. This number does not include unvested options to purchase 262,500 shares of the Company’s common stock.

(11)	Includes: (i) 955,000 shares of Common Stock held by Mr. Donaldson’s affiliate, United Corporate Advisors, Ltd.; (ii) 22,000 shares of Common Stock held by Mr. Donaldson’s spouse; (iii) vested warrants to purchase 780,000 shares of Common Stock; and (iv) vested options to purchase 300,000 shares of Common Stock.

(12)	Includes securities as reflected in footnotes 2 to 11.
     On August 14, 2006, the Company entered into a Voting and Exchange Trust Agreement (the “Voting Agreement”) with its subsidiary, Oilsands Quest, Inc. (“OQI”), and Computershare Trust Company of Canada (“CTC”) for the OQI Exchangeable Shares. CTC is the trustee of the Voting Agreement. According to the Voting Agreement the Exchangeable Shares are represented for voting purposes in the aggregate by one share of CanWest Series B Preferred Stock (the “Preferred Share”), which Preferred Share is held by CTC, and the Preferred Share is entitled to vote on all matters that are presented to the holders of Common Stock. CTC will vote the one Preferred Share as indicated by the individual holders of Exchangeable Shares. The one Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders. The Voting Agreement will expire on August 14, 2013, seven years after the effective date.
Changes in Control
     None.
MANAGEMENT
     Unless otherwise indicated in their employment agreement, executive officers of the Company are elected by the Board of Directors and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company. None of the executive officers or directors are currently involved in any legal proceedings and none of the executive officers or directors is an adverse party in a material proceeding against the Company.
     The following table sets forth the names and ages of all executive officers and directors and the positions and offices that each person holds with the Company:

Name of Director or	Officer or
Officer and Position in	Director		Office(s) Held and Other Business
the Company	Since	Age	Experience

T. Murray Wilson President, Executive Chairman of the Board of Directors	May 2006	54	Former President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board from May 1, 2006 until August 14, 2006. Executive Chairman of the Board from August 14, 2006 to present. Served as Chairman and Managing Partner of Stanway Capital Partners from 2001 to present; and from 1997 to 2000, worked for TD Securities, Inc. as Managing Director and Global Head of Oil & Gas, Head of Investment Banking and Corporate Banking, and Vice Chairman of TD Securities International.

Name of Director or	Officer or
Officer and Position in	Director		Office(s) Held and Other Business
the Company	Since	Age	Experience

Christopher H. Hopkins President and Chief Executive Officer and Director	August 2006	52	President, Chief Executive Officer and director of the Company since August 14, 2006. President, Chief Executive Officer and a Director of Oilsands Quest Inc., a subsidiary of the Company since November 10, 2004. Executive Vice President of Synenco Energy Inc. (“Synenco”), an oil sands exploration company, from October 1999 to September 2004 and a director of Synenco from October 1999 until August 2003. Founder, director and Vice President, Finance of Thunder Road Resources Ltd., a private oil and gas production company, from June 1996 to June 2000. Mr. Hopkins has also held executive positions in corporate planning and business development with Suncor Inc.’s Oil Sands Group, Pembina Corporation and Amoco Canada and has additional management experience in environmental control and regulatory affairs in the mining industry. Mr. Hopkins holds a B.Sc. (Chemistry and Biology) from Carleton University and a MBA from Queen’s University.

Name of Director or	Officer or
Officer and Position in	Director		Office(s) Held and Other Business
the Company	Since	Age	Experience

Karim Hirji Chief Financial Officer	August 2006	43	Chief Financial Officer of the Company since August 14, 2006. Chief Financial Officer of Oilsands Quest Inc., a subsidiary of the Company, since November 10, 2004. Vice President, Finance and Chief Financial Officer of Synenco from November 2001 to June 2004. Vice President, Finance and Chief Financial Officer of Anadime Corporation, a public oilfield services company, from September 2000 to October 2001. Manager of Financial Reporting at Enbridge Inc. from January 2000 to April 2000. Corporate Controller from 1999 to January 2000 and Assistant Corporate Controller from 1994 to 1999 of AGRA Inc., a public engineering company. Mr. Hirji received his B.Comm from the University of Calgary and CA while articling with Deloitte & Touche LLP. Mr. Hirji also serves as Director of Added Capitol Corp., a junior capital pool company.

Errin Kimball Vice President, Exploration	August 2006	37	Vice President, Exploration of the Company since August 14, 2006. Vice President, Exploration of Oilsands Quest Inc., a subsidiary of the Company, since July 2005. From January 2002 until June 2005, Mr. Kimball was Chief Geologist at Synenco, where he was also a geological consultant to Synenco from 2000 until he assumed his staff position in 2002.

Name of Director or	Officer or
Officer and Position in	Director		Office(s) Held and Other Business
the Company	Since	Age	Experience

Patricia A. Beatch Vice President, Corporate & Strategic Development	September 2006		Vice President, Corporate & Strategic Development of the Company since September 2006. From 1997 to date, Ms. Beatch has served as Co-chairperson on the NewGrade Energy Inc. Board of Directors, and since 1999, Ms. Beatch has been a consultant providing finance and project management services for various clients. Ms. Beatch also served as Vice President, Finance and Administration of Crown Investments Corporation of Saskatchewan (CIC) from 1995 to 1997 and Vice President, Investments of CIC from 1997 to 1999. Ms. Beatch received her B. Admin. from the University of Regina and her C.A. in 1991 while working for Ernst & Young.

Ronald Phillips	February 2006	40	Director of the Company since February 2006 and also a member of the Company’s Audit, Compensation and Nominating Committees. Former Director of Oilsands Quest Inc., a subsidiary of the Company since May 2006. A managing member of Saturn Capital Management LLC and the Portfolio Manager for the DKR Saturn Event Driven Program from July 2002 to present. DKR Saturn Event Driven is a $80 million hedge fund affiliated with DKR Capital Inc., located in Stamford, Connecticut. Mr. Phillips is also a director of Admiral Bay Resources, Inc., a Coal Bed Methane company incorporated in British Columbia and traded on the Toronto Stock Exchange.

Name of Director or	Officer or
Officer and Position in	Director		Office(s) Held and Other Business
the Company	Since	Age	Experience

Thomas Milne	August 2006	59	Director of the Company since August 14, 2006 and a Director of Oilsands Quest Inc., a subsidiary of the Company, since November 2004. Mr. Milne is also a member of the Company’s Audit, Compensation and Nominating Committees. Mr. Milne is a principal of NEX Industries, a boutique merchant banking partnership specializing in advisory and transaction services, governance, succession, strategic planning and financing. He has had an extensive career in international finance as director, chief financial officer and treasurer of major public corporations in the energy and technology sectors and as an investment banker and foreign exchange trader in a major Canadian bank. From April 2000 to April 2005, Mr. Milne was the Chief Financial Officer of Big Sky Energy Corp., and from September 2002 to February 2004, Mr. Milne was a Senior Partner of Meyers, Norris, Penney LLP. Mr. Milne has also served as a director for the following public companies: Big Sky Energy Corp., Calcite Inc., Go Sports Entertainment, Inc., NX Capital Corp., Added Capital Corp., and Longview Petroleum Corp.

Name of Director or	Officer or
Officer and Position in	Director		Office(s) Held and Other Business
the Company	Since	Age	Experience

Gordon Tallman	August 2006	64	Director of the Company since August 14, 2006 and a member of the Company’s Audit, Compensation and Nominating Committees. Mr. Tallman retired as the Senior Vice-President, Royal Bank, Prairies Region, after a banking career spanning 42 years. Mr. Tallman is a member of the Board of Directors/Trustees of Big Rock Brewery Income Trust, ECL Group of Companies Ltd., Investment Saskatchewan Inc. and PFB Corporation. He is Chairman of the Board of CV Technologies, Inc. and Chairman of the Board of Trustees of Enbridge Income Fund. He has also served on the Boards of Canadian Utilities Ltd., Calgary and Gwich’n Development Corporation, Inuvik, NWT. Mr. Tallman is a graduate of the Institute of Corporate Directors — Corporate Governance College.

William Scott Thompson	August 2006	57	Director of the Company since August 14, 2006 and former director of Oilsands Quest Inc., a subsidiary of the Company, from August 2005 to August 2006. Mr. Thompson is also a member of the Company’s Audit, Compensation and Nominating Committees. He has over 25 years of experience in the oil and gas industry. Mr. Thompson’s background includes senior executive and director positions at leading U.S. exploration and production companies including: Eurotrade Financial, Inc., Process Technology Systems, Inc., Forster Drilling Corporation, Clear Creek Oil & Gas, Inc. and Harris-Forbes, Inc.
     Except as indicated in the above table, no director of the Company is a director of an entity that has its securities registered pursuant to Section 12 of the Exchange Act.
Meetings of the Board and Committees
     The Company’s Board of Directors held thirty-five meetings during the Company’s year ended April 30, 2006, and fifteen additional meetings through the date of this Proxy Statement. Such meetings consisted of consent Directors’ minutes signed by all Directors and actual meetings at which a majority of the Directors were present in person or by telephone. The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend shareholder meetings. All Board members attended more than 75% of such Directors meetings during the past fiscal year.
Committees
     Audit Committee: We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and Section 121A of the American Stock Exchange Company Guide. The following persons currently serve on our audit committee: Ronald Phillips, Thomas Milne and Gordon Tallman. Messrs. Phillips, Milne and Tallman are each “independent” as that term is defined in Section 121A of the American Stock Exchange Company Guide and SEC Rule 10A-3 under the Exchange Act of 1934.
     The Board of Directors have adopted the Audit Committee’s charter which is available on our website at www.canwestpetroleum.com.
     The Audit Committee has held three formal meetings and has taken three actions by unanimous written consent through the Record Date.
     The Audit Committee’s responsibility is to monitor and oversee management’s internal controls and financial reporting process, and the Company’s independent accountants. The following generally describes the functions performed by the Audit Committee:
•	reviews and discusses audited annual and unaudited interim financial statements with management and the independent accountants;

•	discusses with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•	receives the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discusses with the independent accountant the accountant’s independence.
REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of CanWest Petroleum Corporation
     The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the Audit Committee:

REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of CanWest Petroleum Corporation
     Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended April 30, 2006, we have:
•	reviewed and discussed the audited financial statements with management and the independent accountants;

•	approved the appointment of the independent accountants;

•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant’s independence.
     Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for the year ended April 30, 2006 be included in the Company’s 2006 Annual Report to Shareholders on Form 10-KSB for that fiscal year.
Respectfully submitted,
The Audit Committee of CanWest Petroleum Corporation
Ronald Phillips, Member
Roderick Haverslew, Member
     Governance and Nominating Committee:
     The Governance and Nominating Committee oversees the process by which individuals may be nominated to our Board of Directors. As of the date of this Proxy Statement, the Governance and Nominating Committee currently consists of Ronald Phillips, Thomas Milne and Gordon Tallman, all of whom are considered independent as defined in Section 121A of the American Stock Exchange Company Guide and SEC Rule 10A-3 under the Exchange Act of 1934. Our Governance and Nominating Committee’s charter was adopted by the Board of Directors and is available on our website at www.canwestpetroleum.com.
     The functions performed by the Governance and Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Governance and Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.
     The Governance and Nominating Committee considers nominees proposed by our shareholders. To recommend a prospective nominee for the Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to CanWest Petroleum Corporation, c/o Burns, Figa & Will, P.C., 6400 S. Fiddler’s Green Circle, Suite 1000, Greenwood Village, CO 80111, USA.
     A shareholder nomination submitted to the Governance and Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in this proxy statement under the heading “Proposal From Shareholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:
(i)	The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii)	The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii)	The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information.

(iv)	Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K.

(v)	Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K).

(vi)	Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K.

(vii)	Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K.

(viii)	The signed consent of the proposed nominee in which he or she
a.	consents to being nominated as a director of the Company if selected by the nominating committee,

b.	states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement;

c.	states whether the proposed nominee is “independent” as defined by Section 121A of the American Stock Exchange Company Guide; and

d.	attests to the accuracy of the information submitted pursuant to paragraphs (i), (ii), (iii), (iv), (v), (vi), and (vii), above.
     Although the information may be submitted by fax, e-mail, mail, or courier, the Governance and Nominating Committee must receive the proposed nominee’s signed consent, in original form, within ten days of making the nomination.
     When the information required above has been received, the Governance and Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.
     The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director. The Governance and Nominating Committee will:
1.	Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our board of directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company.

2.	Identify individuals who satisfy the criteria for selection to the board and, after consultation with the Executive Chairman of the Board, make recommendations to the board on new candidates for board membership.

3.	Receive and evaluate nominations for board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Governance and Nominating Committee and applicable laws.
     The Governance and Nominating Committee has held four formal meetings and taken four actions by unanimous written consent through the Record Date. OnSeptember 12, 2006 by unanimous consent the Governance and Nominating Committee nominated all directors currently serving on our board of directors to stand for reelection.
Shareholder Communication with the Board of Directors
     The Company values the views of its shareholders (current and future shareholders, employees and others). Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors or to its Non-Management Directors. Any shareholder who wishes to communicate with the Board of Directors or the Non-Management Directors may write to:

Thomas MilneChair, Audit Committee
c/o CanWest Petroleum Corporation
205, 707 — 7th Avenue S.W.
Calgary, Albert Canada T2P 3H6
tmilne@oilsandsquest.com
     The Chair of the Audit Committee is the Board Communications Designee. He will review all communications and report on the communications to the chair of the Governance and Nominating Committee, the full Board or the Non-Management Directors as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.
     Compensation Committee:
     The Compensation Committee oversees the compensation paid by the Company to its employees, directors and consultants; and the Compensation Committee has the authority to establish or recommend to the Board of Directors for determination the compensation of our President & Chief Executive Officer and our other executive officers. Our Compensation Committee’s charter was adopted by the Board of Directors, and is available on our website at www.canwestpetroleum.com. The Compensation Committee currently consists of Ronald Phillips, Thomas Milne and Gordon Tallman, all of whom are considered independent as defined in Section 121A of the American Stock Exchange Company Guide and SEC Rule 10A-3 under the Exchange Act of 1934. The Compensation Committee has held three meetings and taken four actions by unanimous written consent through the date of this Proxy Statement.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act, as amended, requires the Company’s Directors, officers and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”). Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company’s year ended April 30, 2006, and as of August 28, 2006 there were no directors, officers or more than 10% stockholders of the Company who failed to timely file a Form 3, 4 or 5, other than Thornton J. Donaldson (as to two transactions on two Form 4s), William Timmins (as to thirty-three transactions on five Form 4s), and Romeo D’Angela (as to two transactions on two Form 4s).
EXECUTIVE COMPENSATION
Compensation and other Benefits of Executive Officers
     The following table sets out the compensation received for the fiscal years April 30, 2006, 2005 and 2004 in respect to each of the individuals who were the Company’s chief executive officer at any time during the last fiscal year and the Company’s most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”). See “Certain Relationships and Related Transactions”.
SUMMARY COMPENSATION TABLE

	FISCAL YEAR COMPENSATION				LONG TERM COMPENSATION
					Awards		Payouts
					Securities	Restricted
					Underlying	Shares or
Name and				Other	Option/	Restricted	LTIP	All other
Principal		Salary	Bonus	Annual	SARs	Share	Payouts	Compensation
Position	Year	($)	($)	Compensation(4)	Granted	Units	($)	($)

Thornton	2006	Nil	$36,000	Nil	100,000	Nil	Nil	Nil
Donaldson(1)	2005	$1,500	$110,750(2)	Nil	425,000	Nil	Nil	Nil
Former President, Chief	2004	Nil	$22,100(2)	Nil	130,000	Nil	Nil	Nil
Financial Officer

Christopher H.	2006	$148,091(6)	Nil	Nil	100,000	Nil	Nil	$1,736(5) (6)
Hopkins(4)	2005	$39,963(6)	Nil	Nil	Nil	Nil	Nil	Nil
President and Chief Executive Officer

Karim Hirji(4)	2006	$148,091(6)	Nil	Nil	Nil	Nil	Nil	$1,736(5) (6)
Chief Financial Officer	2005	$39,963(6)	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Mr. Donaldson served as President, Chief Executive Officer and Chief Financial Officer from April, 1998 to May 16, 2002 and from September 15, 2003 to May 1, 2006.

(2)	During 2005, Mr. Donaldson received a bonus of $110,750 (2004 — $22,100) which was paid by the issuance of 425,000 (2004 — 130,000) shares of Common Stock.

(3)	OQI was incorporated on November 20, 1998, but only commenced operations on September 24, 2004.

(4)	Messrs. Hopkins and Hirji became officers of the Company on August 14, 2006, after the end of the last fiscal year shown in this table. Messrs. Hopkins and Hirji became employees of OQI on May 1, 2005. Prior thereto, they were consultants to OQI. All consulting fees charged to OQI are included as salaries.

(5)	Premiums paid on an extended health benefits program and personal use benefits of company vehicles are included herein.

(6)	Salaries were received while employed by OQI.
     Effective May 1, 2006, the OQI Board of Directors increased the compensation of Mr. Hopkins and Mr. Hirji to $268,456 ($300,000 CDN), and $223,714 ($250,000 CDN) per annum, respectively, and granted Mr. Hopkins 100,000 options to acquire OQI Common Shares at $6.00 per share vesting immediately, 100,000 options to acquire OQI Common Shares at $25.00 per share vesting immediately, 100,000 options to acquire Common Stock at $25.00 per share vesting on completion of the corporate reorganization with OQI (August 14, 2006), and 100,000 options to acquire OQI Common Shares at $25.00 per share vesting as to 1/3 on the first, second and third anniversary date of the grant; and Mr. Hirji as to 50,000 options to acquire common shares at $6.00 per share vesting immediately, 50,000 options to acquire OQI Common Shares at

$25.00 per share vesting immediately, 50,000 options to acquire OQI Common Shares at $25.00 per share vesting on completion of the corporate reorganization (August 14, 2006), and 100,000 options to acquire OQI Common Shares at $25.00 per share vesting as to 1/3 on the first, second and third anniversary date of the grant. All the options granted have a term of five years.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
T. Murray Wilson
     On May 1, 2006, the Company entered into an Executive Employment Agreement with T. Murray Wilson under which Mr. Wilson will receive an annual base salary of $300,000 (CDN) and he is eligible to receive an annual bonus up to 200% of his annual base salary (the “Base Salary”). In addition to the Base Salary, Mr. Wilson will receive: (i) a signing bonus of $100,000; (ii) a further lump sum of $17,000 within 30 days of each of the first, second and third months following the execution of the Employment Agreement; and (iii) a stock option agreement entitling Mr. Wilson to receive 4,000,000 shares of the Company’s Common Stock at an exercise price equal to the per-share fair market value on the date of grant and vesting as follows: 1,000,000 on the execution of the Employment Agreement; 1,000,000 upon the conclusion of any amalgamation or other affiliation achieved between the Company and OQI (which closed on August 14, 2006); 1,000,000 upon 12 months completed service; and (iii) 1,000,000 upon 24 months completed service.
     According to the severance terms of the Employment Agreement, upon termination of employment by the Company, Mr. Wilson will receive: (i) a lump sum payment equal to the monthly Base Salary (the Base Salary divided by 12) as at the termination date, multiplied by the number of months in the notice period (which is equal to one month for each completed year of service, subject to a minimum of 12 months plus one month for each completed year of service); (ii) a further lump sum payment equal to the value of Mr. Wilson’s benefits; (iii) a further lump sum payment equal to the average annual bonus during the term of his employment, divided by 12 and multiplied by the number of months in the notice period; and (iv) accelerated vesting of all unvested stock options granted to Mr. Wilson to the extent such stock options would have vested during the notice period and a period of 90 days from the termination date in which to exercise any unexercised stock options.
     Upon a change in control of the Company, Mr. Wilson will be entitled to receive the following compensation: (i) a lump sum payment equal to the monthly Base Salary as at the termination date, multiplied by the number of months in the notice period times 1.5; (ii) a further lump sum payment equal to the value of Mr. Wilson’s benefits times 1.5; (iii) a further lump sum payment equal to the average annual bonus, divided by 12 and multiplied by the number of months in the notice period times 1.5; and (iv) the accelerated vesting of all stock options and other unvested incentive compensation granted to Mr. Wilson to the extent such stock options would have vested during the notice period and a period of 90 days from the termination date in which to exercise any unexercised stock options.

Christopher H. Hopkins
     On August 14, 2006, Christopher H. Hopkins entered into an Executive Employment Agreement with the Company, pursuant to which he will receive a base annual salary (referred to as the Base Fee in his agreement) of $267,528 ($300,000 Cdn). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion.
     According to the severance terms of the Executive Employment Agreement, upon termination of employment by the Company without cause or upon triggering events or a change in control (all of which are defined in the agreement along with the capitalized terms used in this paragraph), the executive will receive: (i) a lump sum payment equal to the Monthly Base Fee (the Base Fee divided by 12) as at the Termination date, multiplied by the number of months in the Notice Period (which is equal to one month for each completed year of service, subject to a minimum of 18 months plus one month for each completed year of service, including years of service with OQI from November 1, 2004); (ii) a further lump sum payment equal to the value of the executive’s benefits, multiplied by the number of months in the Notice Period; and (iii) a further lump sum payment based on the average annual bonus (for the previous three years) paid to the executive, divided by 12 and multiplied by the number of months in the Notice Period. The agreement may also be terminated at any time by the executive, with 60 days’ notice, in which case the executive is only entitled to payments of salary and benefits through the date of termination.
     Upon a change in control of the Company, the executive will be entitled to receive the following compensation: (i) a lump sum payment equal to the monthly Base Salary as at the termination date, multiplied by the number of months in the Notice Period; (ii) a further lump sum payment equal to the value of the executive’s benefits multiplied by the number of months in the Notice Period; and (iii) a further lump sum payment equal to the average annual bonuses during the last three fiscal years preceding the Termination Date, divided by 12 and multiplied by the number of months in the Notice period.
Karim Hirji
     Karim Hirji entered into an Executive Employment Agreement with the Company pursuant to which he will receive a base annual salary (referred to as the Base Fee in his agreement) of $222,940 ($250,000 Cdn). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. The terms regarding severance and change of control are substantially identical to those described for Mr. Hopkins above.
Errin Kimball
     Errin Kimball entered into an Executive Employment Agreement with the Company pursuant to which he will receive a base annual salary (referred to as the Base Fee in his agreement) of $222,940 ($250,000 Cdn). The executive is entitled to participate in the

Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. The terms regarding severance and change of control are substantially identical to those described for Mr. Hopkins above.
Patricia A. Beatch
     On September 5, 2006, Patricia A. Beatch entered into an Executive Employment Agreement with the Company pursuant to which she will receive a base annual salary of $179,847 ($200,000 Cdn) and a $44,962 ($50,000 Cdn) signing bonus. The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. The terms regarding severance and change of control are substantially identical to those described for Mr. Hopkins above.
     There are no other arrangements or understandings between any executive officer and any director or other person pursuant to which any person was selected as a director or an executive officer.
Option/Stock Appreciation Rights (“SAR”) Grants during the most recently completed Fiscal Year.
     The following table sets out the stock options and stock warrants granted as bonuses, which were granted by the Company during 2006 to the Named Executive Officers.
OPTION/SAR GRANTS IN PREVIOUS YEAR — 2006
INDIVIDUAL GRANTS

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees in	Exercise or
Name	Granted (#)	Fiscal Year	Base Price ($)	Expiration Date

Thornton Donaldson (1)	100,000(2)	2.05%	$0.36	Nov 1/06

Christopher H. Hopkins	Nil	N/A	N/A	N/A

Karim Hirji	Nil	N/A	N/A	N/A

(1)	Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003 to May 1, 2006. On May 18, 2005 Donaldson was issued 100,000 options at $0.36 per share until November 1, 2006 which were exercised pursuant to a bonus of $36,000 on January 3, 2006. See “Certain Relationships and Related Transactions”.

Aggregated Option/SAR Exercised in Last Financial Year and Fiscal Year-End Option/SAR Values
     The following table sets out all option/SARs and warrants granted as bonuses which were exercised by the Named Executive Officers during the most recently completed fiscal year and the values of options/SARs and warrants for such persons as of the end of the most recently completed fiscal year.
AGGREGATED OPTION/SAR EXERCISED IN LAST FINANCIAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES.

Number of
Securities
			Underlying	Value of
			Unexercised	Unexercised
			Options/SARs at	Options/SARs at
			FY-End (#)	FY-End ($)
	Shares Acquired on		Exercisable/	Exercisable/
Name	Exercise (#)	Value Realized ($)	Unexercisable	Unexercisable

Thornton Donaldson (1)	100,000	$218,000	Nil	Nil

Christopher H. Hopkins	Nil	Nil	Nil	Nil

Karim Hirji	Nil	Nil	Nil	Nil

(1)	Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003 to May 1, 2006.
Compensation of Directors.
     The Company does not have any standard arrangements pursuant to which the Company’s Directors are compensated for services as Directors.
     The Directors of the Company are not compensated with cash for their services but they may be compensated with stock options. In addition, no pension or retirement benefit plan has been instituted by the Company and none is proposed at this time. There is no arrangement for compensation with respect to termination of the directors in the event of change of control of the Company.
Other Arrangements
     During the fiscal year end April 30, 2006, the Company granted the following stock options to the following directors, who are not Named Executive Officers, for their services as directors:

     To Romeo D’Angela, the Company granted (i) options to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share, expiring on October 20, 2007; and (ii) options to purchase 600,000 shares of Common Stock at an exercise price of $2.58 per share, expiring on January 11, 2008. Mr. D’Angela is no longer a director of the Company effective August 14, 2006.
     To Ronald Phillips, the Company granted (i) options to purchase 250,000 shares of Common Stock at an exercise price of $4.62 per share, expiring on February 8, 2008; and (ii) options to purchase 250,000 shares of Common Stock at an exercise price of $4.57 per share, expiring on February 17, 2009.
     To Roderick Haverslew, the Company granted (i) options to purchase 250,000 shares of Common Stock at an exercise price of $4.60 per share, expiring on March 9, 2008. Mr. Haverslew is no longer a director of the Company effective August 14, 2006.
Repricing of Options.
     None
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     United Corporate Advisors (“UCA”) is related to the Company due to control by Thornton Donaldson. During the year ended April 30, 2005 UCA converted a $195,000 note into 780,000 shares of Common Stock and 780,000 warrants to purchase that same number of shares of Common Stock at $0.34 per share until September 30, 2005. During the fiscal year ended April 30, 2006 the Company agreed to extend the expiry date of these warrants to September 14, 2006. During the fiscal year ended April 30, 2006 UCA was paid consulting fees of $136,462 and no amount remains owing.
     The Company issued Thornton Donaldson 100,000 shares of Common Stock upon exercise of options, at a deemed cost of $36,000, during the year ended April 30, 2006. Also included in accounts payable as at April 30, 2006 is an accrual for a termination settlement with Mr. Donaldson pertaining to his resignation from the board as to 100,000 bonus shares of Common Stock, at a deemed cost of $517,000.
     William Scott Thompson is President and a director of Harris-Forbes, Inc., which was engaged by the Company as a financial advisor from May 2005 to June 2006. Harris-Forbes, Inc. received 2,000,000 shares of the Company’s restricted common stock as compensation for its services.
     On August 14, 2006, the Company closed the Reorganization Agreement with its subsidiary, Oilsands Quest, Inc. (“OQI”). CanWest acquired the minority interest in OQI, going from a 59.5% ownership interest to a 100% ownership interest. OQI is a private Alberta company that owns 100% of exploration permits covering 508,000 net acres in northwest Saskatchewan. The following directors and executive officers of the Company were affiliated with OQI during this transaction: (i) Christopher H. Hopkins as Chief Executive Officer,

President and a director of OQI; (ii) Karim Hirji as Chief Financial Officer of OQI; (iii) Errin Kimball as Vice President, Exploration of OQI; and (iv) William Scott Thompson, Thomas Milne, and Ronald Phillips as directors of OQI. Although these executive officers and directors received Exchangeable Shares under the Reorganization Agreement, they did not receive any special benefits that were not shared pro rata with the other OQI shareholders.
     Other than the transactions stated above, none of the directors, named executive officers or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since May 1, 2004, or in any proposed transaction, which has materially affected or will affect the Company.
INDEPENDENT PUBLIC ACCOUNTANTS
     We have selected Pannell Kerr Forster (“PKF”) to continue to serve as our independent registered public accounting firm. Representatives of PKF are not expected to be present at the annual meeting.
Audit Fees.
     Our principal accountant, PKF, billed us aggregate fees in the amount of approximately $39,000 for the fiscal year ended April 30, 2006 and approximately $18,000 for the fiscal year ended April 30, 2005. These amounts were billed for professional services that PKF provided for the audit of our annual financial statements and the review of the financial statements included in our report on 10-KSB.
Audit-Related Fees.
     PKF billed us aggregate fees in the amount of $70,000 for the fiscal year ended April 30, 2006 and $36,000 for the fiscal year ended April 30, 2005 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.
Tax Fees.
     PKF billed us $6,000 for tax compliance for the fiscal year ended April 30, 2006 and nothing for the fiscal year ended April 30, 2005. During the fiscal years ended April 30, 2006 and 2005 PKF did not provide any tax advice.
All Other Fees.
     PKF billed us $13,000 in other fees for the fiscal year ended April 30, 2006 and nothing for the fiscal year ended April 30, 2005.
     Our principal accountant (through its full time employees) performed all work regarding the audit of our financial statements for the most recent fiscal year

Audit Committee’s Pre-Approval Practice
     Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the audit committee of the Board of Directors, or unless the services meet certain de minimis standards. The audit committee’s charter (adopted February 15, 2006) provides that the audit committee must:
•	Preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002).

•	Preapprove all non-audit services (other than certain de minimis services described in §10A(i)(1)(B) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of our subsidiaries.
     The audit committee considers at each of its meetings whether to approve any audit services or non-audit services. In some cases, management may present the request; in other cases, the auditors may present the request. The audit committee did not approve any of the audit related fees for the fiscal year end April 30, 2006.
PROPOSAL ONE
AMENDMENT OF ARTICLES OF INCORPORATION TO
CHANGE THE COMPANY’S NAME TO OILSANDS QUEST INC.
     The Board of Directors of the Company has approved an amendment to the Company’s Articles of Incorporation to change the Company’s name to Oilsands Quest Inc. The Board of Directors believes that the name change will better reflect the scope of the business of the Company while allowing members of the general public to continue to distinctively identify the Company. The primary business of the Company now involves the exploration for and development of Oilsands. If the proposed amendment to the Company’s Articles of Incorporation is approved by the shareholders of the Company and is not abandoned by the Board of Directors, such amendment will become effective when the Articles of Amendment to the Company’s Articles of Incorporation are filed for record with the Secretary of State of Colorado.

Vote Required and Recommendation of Board
     Proposal One requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. The Board of Directors recommends that shareholders vote “For” the proposed amendment to the Articles of Incorporation.
PROPOSAL TWO
ELECTION OF DIRECTORS
     The Board of Directors is nominating the six current Directors for reelection. Since the last annual shareholders meeting, the number of Directors on the Company’s Board of Directors was expanded to six directors. Each Director currently serves for a one year term or until his successor is elected and qualified, however, it has been proposed, and will be voted upon at the Meeting, that the terms of the Directors be staggered as addressed in Proposal Three below.
Nominees for Election of Directors
     The Company’s Board of Directors consists of six directors. Under the Company’s current Articles of Incorporation and Bylaws, all directors of the Company are elected annually and serve until their successors are duly elected and qualified. However, if the proposal to establish a Classified Board of Directors to be voted on at the Meeting is approved, the Directors will be divided into three classes, Class A, Class B and Class C. The initial Class A Directors will be elected for three years, the initial Class B Directors for two years, and the initial Class C Directors for one year. Upon the expiration of the initial terms, Directors will be elected for terms of three years, to succeed those whose terms have expired. The merits of this proposal are discussed in detail below in Proposal Three.
     At the meeting, the nominees for directors will be elected to serve either for: (i) one year if proposal three for the Classified Board of Directors is not accepted; or (ii) if the Classified Board proposal is accepted, Christopher H. Hopkins and Gordon Tallman (as the Class A directors) will serve for a three-year term; Thomas Milne and T. Murray Wilson (as the Class B directors) will serve for a two year term; and Ronald Phillips and W. Scott Thompson (as the Class C directors) will serve for a one year term. In any event, the Directors will serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. Any vacancies which occur during the year may be filled by the Board of Directors to serve for the remainder of the full term of such class of Director. Cumulative voting is not allowed.
     See “Management” on page ___ for biographical information, including principal occupation and business experience during the last five years, of each nominee for director.
Vote Required and Recommendation of Board
     The Board of Directors recommends a vote “FOR” the election of Messrs. Christopher H. Hopkins, Thomas Milne, Ronald Phillips, Gordon Tallman, W. Scott Thompson and T. Murray Wilson for the terms set forth above. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election. At this time, neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.
     The nominees for election to the Board of Directors under Proposal Two receiving the greatest number of affirmative votes cast by the holders of the Company’s Common Stock and Series B Preferred Stock, up to the number of Directors to be elected, will be elected as Directors.
PROPOSAL THREE
AMENDMENT OF THE ARTICLES OF INCORPORATION TO
REQUIRE A CLASSIFIED BOARD OF DIRECTORS
     The Board has approved an amendment to the Company’s Articles of Incorporation and Bylaws to provide for a classified Board of Directors.
     If this Proposal Three is approved, the initial terms of office for the Directors elected at the 2006 annual meeting will be three years for the Class A Directors, who will hold office until the 2009 annual meeting, two years for the Class B Directors, who will hold office until the 2008 annual meeting, and one year for the Class C Directors, who will hold office until the 2007 annual meeting. At each annual meeting following the 2006 annual meeting, the class of Directors whose terms expire at that meeting would be elected for a three-year term. If a vacancy occurs during the year, the Board of Directors may fill the vacancy and the appointed director will serve the remainder of the classified term. The text of the proposed amended Articles of Incorporation is attached hereto as Appendix A. The composition of each class of Directors if this Proposal Three is adopted is set forth under Proposal Two above.
     The Board of Directors believes that a classified Board of Directors is in the best interests of the Company and its Shareholders. Board classification will help avoid abrupt changes in the management of the Company and lend continuity and stability to the management of the Company, particularly in the event of an unsolicited tender offer. Following adoption of the classified Board structure, at any given time approximately two-thirds of the members of the Board of Directors will have had prior experience as Directors of the Company. The Board believes that this will facilitate long-range planning, strategy and policy and will have a positive impact on customer and employee loyalty. The Company, however, has not historically had problems with either the continuity or stability of its Board of Directors. The Board of Directors has not submitted this proposal for an anti-takeover related purpose and the Company’s management has no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.
     Election of a classified Board of Directors will affect every election of Directors. It will take two annual meetings for shareholders to change the majority of the Directors in the event a change of the Board is desired. Currently, all Directors are elected at each annual meeting, thus allowing a change of Directors each year.
     A classified Board of Directors also establishes a legal structure that encourages any potential acquiror to negotiate with the Board, rather than unilaterally attempt to gain control of the Company. The Board believes that this approach is the one most likely to result in long-term enhancement of Shareholder value.
Anti-Takeover Effect
     A Classified Board of Directors, however, has certain disadvantages. Specifically, it has the effect of making it more difficult to replace incumbent Directors and management, even if the reason for the desired change is inadequate performance. It will also significantly extend the time required to effect a change in control of the Board of Directors. Currently, a change in control of the Board of Directors can be made by shareholders holding a plurality of the votes cast at a single annual meeting. If the Company implements a classified Board of Directors, it will take at least two annual meetings to make a change in control of the Board of Directors.
     A classified Board of Directors may also discourage hostile takeover bids for the Company. Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Because the classified Board proposal will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the Company’s outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that Shareholders may feel would be in their best interests.
     Additionally, a classified Board of Directors may discourage accumulations of large blocks of the Company’s stock by purchasers whose objective is to have such stock repurchased by the Company at a premium. Therefore, adoption of the amendment could tend to reduce any temporary fluctuations in the market price of stock that may be caused by such accumulations. Accordingly, our shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. Because the amendment will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company’s outstanding stock, a classified board may tend to discourage certain tender offers that would otherwise allow shareholders the opportunity to realize a premium over the market price of their stock.
Vote Required and Recommendation of Board
     Proposal Three requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. The Board of Directors recommends that shareholders vote “For” the proposed amendment to the Articles of Incorporation and Bylaws.

PROPOSAL FOUR
AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF
SHARES OF AUTHORIZED COMMON STOCK
     The Board of Directors of the Company has approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized Common Stock from 250,000,000 shares to 350,000,000 shares.
Background and Discussion of Proposed Amendment
     The proposed increase in the authorized Common Stock has been recommended by the Board of Directors to ensure that an adequate supply of authorized unissued shares is available for general corporate needs. With respect to the Company’s authorized capital: (i)                      shares of Common Stock were issued and outstanding on September 11, 2006; (ii)                      shares of Common Stock were authorized, unissued and not reserved for issuance on September 11, 2006; (iii) 11,300,000 shares of authorized Common Stock have been reserved for issuance upon exercise of stock options granted or to be granted under the Company’s option plans (this amount will increase if Proposal Seven is approved); (iv) 76,504,302 shares of authorized Common Stock have been reserved for issuance upon conversion of the Exchangeable Shares (The Exchangeable Shares were issued by Oilsands Quest Inc. in connection with the Company’s acquisition of the remaining interest in Oilsands Quest Inc. not already owned by the Company. At the option of the holder, each Exchangeable Share may be converted into one share of Common Stock in the Company.); (v) approximately 12,882,721 shares of authorized Common Stock have been reserved for issuance or may be reserved for issuance upon exercise of warrants; (vi) approximately 2,794,026 shares of authorized Common Stock have been reserved for issuance upon accrued interest and penalties and settlement of miscellaneous fees for the December 2005 private financing; and (vii) approximately 1,961,900 shares have been reserved for issuance pursuant to arrangements to settle debt.
     In the event Proposal Six (the Rights Agreement) is approved by the shareholders at the Meeting, the Company will also a number of shares of authorized Common Stock equal to the outstanding shares for issuance upon the exercise of the Series A Junior Participating Preferred Stock pursuant to the Rights Agreement.
     Further, the additional authorized shares of Common Stock may be used for issuing additional options and warrants, for raising additional capital for the operations of the Company or acquiring other businesses, and may also be used for such purposes as future stock dividends or stock splits. Except as described above, there are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized, other than pursuant to the exercise of options or warrants or conversion of notes.
     Such additional shares will be available for future issuance without further action by the shareholders, unless required by the Company’s Articles of Incorporation or Bylaws or by applicable law.

     If this Proposal is not approved, the Company may not have sufficient Common Stock to achieve any future financing or for mergers or acquisitions that it may wish to pursue.
     Anti-Takeover Effects. The issuance of additional shares of Common Stock by the Company may also potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. The increase in authorized shares of Common Stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.
     Dilutive Effects. The authorization and subsequent issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future. However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.
     The Company’s Articles of Incorporation, as amended, do not provide for preemptive rights upon the issuance of additional amounts of Common Stock.
Vote Required and Recommendation of Board
     Proposal Four requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. The Board of Directors recommends that shareholders vote “For” the proposed amendment to the Articles of Incorporation.
PROPOSAL FIVE
AMENDMENT OF THE ARTICLES OF INCORPORATION AND BYLAWS
TO REQUIRE AN AFFIRMATIVE SHAREHOLDER VOTE OF
66-2/3% FOR CERTAIN PROPOSALS
     The Board has approved an amendment to the Company’s Articles of Incorporation and Bylaws to require an affirmative vote of 66-2/3% of shares entitled to vote for certain merger, acquisition, sale or change in control transactions that the Board of Directors has not approved.
     The Board of Directors and the Company’s management possess the most knowledge regarding the Company’s needs, goals and capabilities and are in the best position to determine what is best for the Company. The Board of Directors believes that approval by a greater percentage of shareholders is appropriate when a proposal is submitted to shareholders that the Board of Directors does not support. This proposal will facilitate long-range planning, strategy and policy and will have a positive effect on the continuity and stability of the Company. This proposal will ensure that more than a simple majority of shareholders desire to approve a proposal that the Board of Directors does not recommend. Colorado law permits a requirement that a vote be approved by a greater percentage than a simple majority (“supermajority”). Any proposed requirement for a supermajority vote must be approved by that same supermajority percentage rather than a simple majority vote.
     The aggregate percentage of outstanding voting securities beneficially owned by management, the Board of Directors and principal shareholders is 14%. These shareholders are entitled to vote on any proposal submitted to shareholders.
     According to Section 122 of the American Stock Exchange (the “Exchange”) Company Guide, the Company is subject to the Exchange’s Voting Rights Policy (the “Policy”), and the Company is not permitted to act or to issue shares that are inconsistent with the Policy. The Policy is as follows:
Voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the Exchange Act cannot be disparately reduced or restricted through any corporate action or issuance. Examples of such corporate action or issuance include, but are not limited to, the adoption of the time-phased voting plans, the adoption of capped voting rights plans, the issuance of super voting stock, or the issuance of stock with voting rights less than the per share voting rights of the existing common stock through an exchange offer.
Anti-Takeover Effect
     This proposal, if adopted, may assist the Company’s management in retaining their position even if the transaction is desired by or would be beneficial to a majority of the shareholders. Additionally, if adopted, this proposal would give holders of a minority of the total shares outstanding entitled to vote a veto power over a proposal which the majority of the shareholders may believe is desirable and beneficial.
Vote Required and Recommendation of Board
     Proposal Five requires the affirmative vote of 66-2/3% of the total shares issued and outstanding. Any broker non-votes or proxies marked “Abstain” will be counted against Proposal Five and will negatively affect the vote required. The Board of Directors recommends that shareholders vote “For” the proposed amendment to the Articles of Incorporation and Bylaws.
PROPOSAL SIX
APPROVAL OF SHAREHOLDERS RIGHTS AGREEMENT
     On March 9, 2006, subject to obtaining shareholder approval, the Company’s Board of Directors adopted a Rights Agreement and declared a dividend distribution of one right (“Right”) for each outstanding share of Common Stock payable to shareholders of record on March 23, 2006. The Board of Directors recommends that shareholders vote “FOR” the approval of the Rights Agreement.

     The Rights Agreement is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Company without offering fair value to all shareholders and to deter other abusive takeover tactics which are not in the best interests of the shareholders.
Terms of the Rights Agreement
     Each shareholder of record on March 23, 2006 is entitled to a dividend distribution of one Right for each share of Common Stock held by such shareholder on such date. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (“Preferred Stock”) at a price of $20 per one one-thousandth share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) dated as of March 9, 2006, between the Company and Computershare Investor Services, Inc., as Rights Agent (the “Rights Agent”).
     Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as the Board of Directors of the Company may determine) following the commencement of, or the first public announcement of the intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).
     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, and (ii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
     The Rights are not exercisable until the Distribution Date and will expire either (i) at the close of business on March 9, 2007 if the Company’s shareholders have not approved the Rights Agreement; or (ii) at the close of business on March 9, 2016, unless such date is extended, the Rights Agreement is terminated, or the Rights are earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.
     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors of the

Company, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.
     In the event that a Person becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock, except pursuant to an offer for all outstanding shares of Common Stock which the Directors determine to be fair to and otherwise in the best interests of the Company and its shareholders (a “Qualifying Offer”), each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.
     For example, at a Purchase Price of $20 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $40 worth of Common Stock (or other consideration, as noted above) for $20. Assuming that the Common Stock had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $20.
     In the event that at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a merger that follows a Qualifying Offer), or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $40 for the $20 Purchase Price).
     At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or, in certain circumstances, other equity securities of the Company that are deemed by the Board of Directors of the Company to have the same value as shares of Common Stock) per Right (subject to adjustment).
     The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under certain circumstances.
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
     In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on March 9, 2006 and ending on the tenth business day following the Stock Acquisition Date (the “Redemption Period”) at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors of the Company). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a two-thirds vote of the Board of Directors. After the Redemption Period has expired, the Company’s right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.
     Except with respect to the Redemption Price of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.
     As of August 28, 2006, there were 250,000,000 authorized shares of Common Stock, of which 126,368,808 shares were issued and outstanding, and 10,000,000 authorized shares of Preferred Stock, of which one share of the Series B Preferred Stock was issued and outstanding. A total of 250,000 shares of Preferred Stock are reserved for issuance upon exercise of the Rights.
Anti-Takeover Effect
     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired, or in a manner or on terms not approved by the

Board of Directors of the Company. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors of the Company, nor should the Rights interfere with any merger or other business combination approved by the Board of Directors of the Company.
     The foregoing description of the Rights and the Rights Agreement between the Company and the Rights Agent does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is appended to this proxy statement as Appendix C.
Vote Required and Recommendation of Board
     Proposal Six requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. The Board of Directors recommends that shareholders vote “For” this proposal.
PROPOSAL SEVEN
APPROVAL OF THE 2006 STOCK OPTION PLAN AND ALL AMENDMENTS
     On January 3, 2006, the Company’s Board of Directors adopted the 2006 Stock Option Plan (the “Plan”) and on September 12, 2006, the Board of Directors adopted a proposal to increase the shares of the Company’s common stock authorized under the Plan to the lower of (i) 30,000,000 shares or (ii) 15% of the total shares outstanding. Shareholder approval of the Plan and the increase in authorized shares is sought to comply with Section 711 of the American Stock Exchange Company Guide, which requires shareholder approval of equity compensation plans, and any material amendment, in which officers, directors, employees, or consultants may participate. The Board of Directors recommends that shareholders vote “FOR” the approval of the Plan and the increase in authorized shares reserved under the Plan.
     Options or bonuses may be granted under the 2006 Stock Option Plan prior to approval by the shareholders. The following table sets forth summary information as to options granted under the Plan:

Name and Position	Dollar Value ($)	Number of Options
Christopher H. Hopkins, President & Chief Executive Officer	*	600,000
Karim Hirji, Chief Financial Officer	*	400,000
Errin Kimball, Vice President, Exploration	*	300,000

Name and Position	Dollar Value ($)	Number of Options
Patricia A. Beatch, Vice President, Corporate & Strategic Development	*	30,000
Thornton Donaldson, Former Chief Executive Officer and President	*	300,000
Executive Group	*	1,900,000
Non-Executive Director Group	*	5,375,000
Non-Executive Officer Employee Group	*	360,000

*	Not determinable.
     The Plan is intended to provide incentives to officers, employees, consultants and advisers (including members of the Board of Directors), who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that this also will help to align the interests of our management and employees with the interests of shareholders. The terms of the Plan concerning the incentive options and non-qualified options are substantially the same except that only employees of the Company or its subsidiaries are eligible to receive incentive options. Non-qualified options may be granted to employees, officers and consultants of the Company.
     The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of incentive options and/or non-qualified options that may be granted reduces the number of bonuses which may be granted, and vice versa.
Administration of the Plan
     The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors (the “Committee”). In addition to determining who will be granted options or bonuses, the Committee has the authority and discretion to determine when options and bonuses will be granted and the number of options and bonuses to be granted. The Committee also may determine a vesting and/or forfeiture schedule for bonuses and/or options granted, the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan. The Committee may determine the purchase price of the shares of Common Stock covered by each option and determine the fair market value per share. The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan. The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

     The Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.
Eligibility
     Participants in the Plan may be selected by the Committee from employees, officers, consultants and advisors (including Board members) of the Company and its subsidiary and affiliated companies. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the Plan. As of August 28, 2006, there are approximately employees (including five officers) who are eligible to participate in the Plan.
     The grant of options or bonuses under the Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of options or bonuses may provide that termination of employment or cessation of service as an employee, officer, or consultant may result in forfeiture or cancellation of all or a portion of the bonuses or options.
Adjustment
     In the event a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested bonuses and in the exercise price and in the number of shares subject to each outstanding option. The Committee also may make provisions for adjusting the number of bonuses or underlying outstanding options in the event we effect one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of our outstanding Common Stock. Options and bonuses may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Committee may provide that each option granted under the Plan shall terminate as of a date fixed by the Committee.
Other Provisions
     The exercise price of any option granted under the Plan must be no less than 100% of the “fair market value” of our Common Stock on the date of grant. Any incentive stock option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the fair market value per share on the date of grant.
     The exercise price of an option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares and property. The Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an option and shall determine the value of the property received.

     The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under the Company’s compensation plans as of April 30, 2006.

(c) Number of
Securities
Remaining Available
for Future Issuance
	(a) Number of		(b) Weighted	Under Equity
	Securities to be		Average Exercise	Compensation Plans
	Issued Upon Exercise		Price of	(Excluding
	of Outstanding		Outstanding	Securities
	Options, Warrants and		Options, Warrants	Reflected in Column
Plan Category	Rights		and Rights	(a))
Equity Compensation Plans Approved by Shareholders	-0-		$ N/A	-0-
Equity Compensation Plans Not Approved by Shareholders	2,650,000	(1)	$2.95	2,000,000

TOTAL	2,650,000	(1)	$2.95	2,000,000

(1)	Includes: (i) options to acquire 400,000 shares of Common Stock under the Company’s 2005 Stock Option Plan; (ii) options to acquire 2,050,000 shares of common stock under the Company’s 2006 Stock Option Plan; and (iii) warrants to acquire 200,000 shares of Common Stock pursuant to a consultant agreement with Murdock Capital.
     Subsequent to April 30, 2006, the Board of Directors increased the shares of common stock reserved under the Plan to 13,000,000 shares, and granted an additional 7,807,834 bonus shares and options to purchase shares of Common Stock with a weighted average exercise price of $5.90 per share. As of September 12, 2006, there are 2,542,166 shares available under the Plan for future issuance.
     The Board of Directors believes that the Plan will allow the Company to attract and retain the services of, and obtain maximum efforts by, directors, officers, and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
     Anti-Takeover Effects. The issuance of additional shares of Common Stock upon the exercise of the options may also potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. The 2006 Stock Option Plan has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

     Dilutive Effects. The authorization and subsequent issuance of additional shares of Common Stock upon the exercise of the options granted under the 2006 Stock Option Plan may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future. However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.
Vote Required and Recommendation of Board
     Proposal Seven requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. The Board of Directors recommends that shareholders vote “For” this proposal.
GENERAL MATTERS
PROVISIONS OF THE ARTICLES OF INCORPORATION WITH POTENTIAL ANTI-TAKEOVER EFFECTS
     The Company’s Articles of Incorporation, as amended (the “Articles”), authorize the issuance of up to 250,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Board of Directors has established the Series A Junior Participating Preferred Stock, having 250,000 authorized shares, and the Series B Preferred Stock having one authorized share. As of September 11, 2006,                      shares of Common Stock were outstanding and one share of Series B Preferred Stock was outstanding. The Articles authorize the Board of Directors to establish additional series of Preferred Stock in accordance with the Colorado Business Corporation Act. Additional shares of Preferred Stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. In addition, such shares of Preferred Stock, together with authorized but unissued shares of Common Stock, could also represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of the Company’s shareholders.
     Additionally, the Articles do not allow cumulative voting.
     According to Section 122 of the American Stock Exchange (the “Exchange”) Company Guide, the Company is subject to the Exchange’s Voting Rights Policy (the “Policy”), and the Company is not permitted to act or to issue shares that are inconsistent with the Policy. The Policy is as follows:
Voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the Exchange Act cannot be disparately reduced or restricted through any corporate action or issuance. Examples of such corporate action or issuance include, but are not limited to, the adoption of the time-phased voting plans, the adoption of capped voting rights plans, the issuance of super voting stock, or the issuance of stock with voting rights less than the per share voting rights of the existing common stock through an exchange offer.
ANNUAL REPORT TO SHAREHOLDERS
     Included with this Proxy Statement is the Company’s 2006 Annual Report on Form 10-KSB for the year ended April 30, 2006, and the Company’s Form 10-QSB for the quarter ended July 31, 2006.
OTHER MATTERS
     Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
     Only one proxy statement and annual report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to shareholder at a shared address to which a single copy was delivered. Shareholders desiring to receive a separate copy in the future may contact us by mail at 205, 707 – 7th Avenue S.W., Calgary, Alberta, Canada T2P 3H6 or by telephone (403) 263-1623.
     Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us by mail at 205, 707 – 7th Avenue S.W., Calgary, Alberta, Canada T2P 3H6 or by telephone (403) 263-1623 to request that a single copy be delivered.
SHAREHOLDER PROPOSALS
     Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to CanWest Petroleum Corporation., Attention: Corporate Secretary 205, 707-7th Avenue S.W., Calgary, Alberta, Canada T2P 3H6 and we must receive the proposals by May 17, 2007. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After May 17, 2007, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:
CANWEST PETROLEUM CORPORATION
T. Murray Wilson, Executive Chairman of the Board
Christopher H. Hopkins, President & Chief Executive Officer

PROXY

CANWEST PETROLEUM CORPORATION
205, 707-7th Avenue S.W.
Calgary, Alberta Canada T2P 3H6
ANNUAL MEETING OF SHAREHOLDERS — October 30, 2006
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of CanWest Petroleum Corporation hereby constitutes and appoints Christopher H. Hopkins or T. Murray Wilson, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at The Metropolitan Conference Centre, 333 — 4th Avenue SW, Calgary, Alberta, Canada on October 30, 2006 at 3:00 p.m. Mountain Time, and at any adjournment or adjournments thereof, upon the following:
     Proposal One: Approval of an amendment to the Company’s Articles of Incorporation to change the Company’s name to “Oilsands Quest Inc.”
For ☐                    Against ☐                    Abstain ☐
     Proposal Two: To elect the following three persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:

Christopher H. Hopkins	For ☐	Withhold Authority to vote ☐
T. Murray Wilson	For ☐	Withhold Authority to vote ☐
Ronald Phillips	For ☐	Withhold Authority to vote ☐
Thomas Milne	For ☐	Withhold Authority to vote ☐
Gordon Tallman	For ☐	Withhold Authority to vote ☐
W. Scott Thompson	For ☐	Withhold Authority to vote ☐
     Proposal Three: Approval of an amendment to the Company’s Articles of Incorporation and Bylaws to provide for staggered terms for the Company’s directors.
For ☐                    Against ☐                    Abstain ☐
     Proposal Four: Approval of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares.
For ☐                    Against ☐                    Abstain ☐

     Proposal Five: Approval of an amendment to the Company’s Articles of Incorporation and Bylaws to require an affirmative vote of 66 2/3% for certain merger, acquisition, sale and change in control proposals not approved by the Board of Directors.
For ☐                    Against ☐                    Abstain ☐
     Proposal Six: Approval of the Company’s Shareholders Rights Agreement.
For ☐                    Against ☐                    Abstain ☐
     Proposal Seven: Approval of the Company’s 2006 Stock Option Plan and all amendments.
For ☐                    Against ☐                    Abstain ☐
     In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.
     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.
     Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. A corporation must sign in its name by the President or other authorized officer. All co-owners and each joint owner must sign.
Date: _______________________

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